Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland, 20910

We hereby consent to the incorporation by reference in the Registration Statement, as amended, on Form S-8 (No. 333-188609) of RLJ Entertainment, Inc. of our report dated April 15, 2016, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

April 15, 2016